Exhibit 32.2



              Certification Pursuant to 18 U.S.C. Section 1350,

                            As Adopted Pursuant to

                Section 906 of The Sarbanes-Oxley Act of 2002


In connection with the Annual Report of Matthews International Corporation (the "Company") on Form 10-K for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Steven F. Nicola, Chief Financial Officer, certify, to the best of my knowledge, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Steven F. Nicola
-------------------------------------
Steven F. Nicola,
Chief Financial Officer



December 18, 2003



A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Matthews International Corporation and will be retained by Matthews International Corporation and furnished to the Securities and Exchange Commission or its staff upon request.